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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Starwood Lodging Trust and Starwood Lodging Corporation on Form S-3 (File Nos. 333-13411, 333-13325 and 333-22219) and Form S-8 (File No. 333-02721) of
our report dated February 21, 1997, appearing in the Annual Report on Form 10-K of Starwood Lodging Trust and Starwood Lodging Corporation for the year ended December 31, 1996.

                                          Coopers & Lybrand L.L.P.

Phoenix, Arizona
March 10, 1997